EXHIBIT 10.01





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                                    KBW, Inc.



                             STOCKHOLDERS' AGREEMENT







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                                TABLE OF CONTENTS

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ARTICLE I        DEFINITIONS.................................................  1

ARTICLE II       LIMITATIONS ON TRANSFER OF SHARES...........................  2
   Section 2.1.  General.....................................................  2
   Section 2.2.  Disposition of Common Shares................................  2
   Section 2.3.  Disposition of Common Shares Upon Death or Disability.......  3
   Section 2.4.  Disposition of Common Shares by Gift or Charitable
                 Donation....................................................  3
   Section 2.5.  Pledge Transactions.........................................  4
   Section 2.6.  Disposition of Common Shares with the Consent of Board of
                 Directors...................................................  4
   Section 2.7.  Compliance with Law and Regulations.........................  4
   Section 2.7.  Right of the Company to Repurchase Shares in Certain
                 Instances...................................................  4
   Section 2.8.  Legend on Certificates; Entry of Stop Transfer Orders.......  8

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..........  9

ARTICLE IV       MISCELLANEOUS............................................... 10
   Section 4.1.  Term of the Agreement; Termination of Current Stockholders
                 Agreement................................................... 10
   Section 4.2.  Severability................................................ 10
   Section 4.3.  Governing Law............................................... 10
   Section 4.4.  Representatives, Successors and Assigns..................... 10
   Section 4.5.  Further Assurances.......................................... 11
   Section 4.6.  Execution in Counterparts................................... 11
   Section 4.7.  Amendments; Waivers......................................... 11
   Section 4.8.  Submission to Jurisdiction; Waiver of Immunity.............. 11
   Section 4.9.  Specific Performance........................................ 12
   Section 4.10. Notices..................................................... 12
   Section 4.11. Gender...................................................... 12


SCHEDULE A           STOCKHOLDERS


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                             STOCKHOLDERS' AGREEMENT

                  This Stockholders' Agreement, dated as of __________ __, 1999, among KBW Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule A hereto (individually, a "Stockholder" and collectively, the "Stockholders"),

                                   WITNESSETH:

                  WHEREAS, Keefe, Bruyette & Woods, Inc. has been reorganized pursuant to a merger into a subsidiary of the Company (the "Reorganization"), a newly formed holding company, and pursuant to the Reorganization, the former stockholders of the Broker-Dealer Subsidiary have received, or become entitled to receive, shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock");

                  WHEREAS, the Company expects to effect, promptly after the date hereof, the initial public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "IPO", and the date on which the IPO is consummated, the "Effective Time");

                  WHEREAS, in order to ensure harmonious relationships among themselves with respect to the conduct of the business and affairs of the Company, the Stockholders desire to enter into certain agreements with respect to the disposition of their Common Stock and various other matters;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following words and phrases as used herein shall have the following meanings:

                  (a) The term "Board of Directors" shall mean the Board of Directors of the Company, or any committee of such Board of Directors to the extent expressly authorized by the Board of Directors to exercise the powers of the Board of Directors under this Agreement.

                  (b) The term "Broker-Dealer Subsidiary" shall mean Keefe, Bruyette & Woods, Inc. or any successor to or transferee of the businesses of such entity.

                  (c) The term "Charitable Organization" shall mean a private foundation or a charitable, civic, educational or other similar not-for-profit corporation or organization which (in each case) qualifies under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  (d) The term "Common Shares" shall mean any shares of Common Stock held by a Stockholder on or prior to the Effective Time and any shares of stock into which such Common Shares may be converted or exchanged pursuant to a merger,

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         reorganization or consolidation, or any shares of stock paid out as a dividend in respect of such common shares (such as pursuant to a spinoff, stock split or otherwise).

                  (e) The term "Current Stockholders Agreement" shall mean the Amended and Restated Stockholders' Agreement, dated as of July 25, 1996, among the Broker-Dealer Subsidiary and the stockholders thereof, as provided in such agreement.

                  (f) The term "Disability" shall mean disability as that term is defined under the Company's long-term disability plan in effect at the date of such determination, or any other plan or definition designated by the Board of Directors for the purpose of this provision.

                  (g) The term "Disposition," when used in reference to shares of stock, shall mean any sale, assignment, transfer, pledge, mortgage, encumbrance, or other disposition, directly or indirectly, whether or not for value, and whether or not voluntarily, of any Common Shares, other than by will or intestacy.

                  (h) The term "employee" shall mean any person employed by the Company and/or any Subsidiary who receives regular and stated compensation other than a pension, retainer or compensation in the nature of a consulting fee.

                  (i) The term "own," when used in reference to shares of stock, shall mean any shares owned of record or beneficially.

                  (j) The term "Subsidiary" or "Subsidiaries" shall mean a corporation(s) of which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, contract or otherwise, to elect at least a majority of the members of such corporation's board of directors.

                                   ARTICLE II

                        LIMITATIONS ON TRANSFER OF SHARES

                  Section 2.1. General. Each Stockholder agrees that, in addition to any restrictions imposed by law, no Stockholder shall make a Disposition of any Common Shares owned by such Stockholder, except as expressly permitted by and in accordance with the terms of this Agreement and the terms of the lock-up agreement entered into between such Stockholder and the underwriters in connection with the IPO.

                  Section 2.2. Disposition of Common Shares. Prior to the third anniversary of the Effective Time, each Stockholder may make Dispositions of his Common Shares in accordance with the following terms and conditions and subject to Section 2.8:

                  (a) Prior to the First Anniversary of the Effective Time. On or after the Effective Time, such Stockholder may make one or more Dispositions of his Common Shares representing, in the aggregate, up to 10% (measured as of the Effective Time) of such Stockholder's Common Shares.

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                  (b) Prior to the Second Anniversary of the Effective Time. On
         or after the first anniversary of the Effective Time, in addition to any Dispositions permitted by subparagraph (a) of this Section 2.2, such Stockholder may make one or more Dispositions of his Common Shares representing, in the aggregate, up to a further 10% (measured as of the Effective Time) of such Stockholder's Common Shares.

                  (c) Prior to the Third Anniversary of the Effective Time. On or after the second anniversary of the Effective Time, in addition to any Dispositions permitted by subparagraphs (a) and (b) of this Section 2.2, such Stockholder may make one or more Dispositions of his Common Shares representing, in the aggregate, up to a further 10% (measured as of the Effective Time) of such Stockholder's Common Shares.

                  On or after the third anniversary of the Effective Time, such Stockholder may make Dispositions of his Common Shares free from the provisions of this Agreement.

                  Section 2.3. Disposition of Common Shares Upon Death or Disability. Notwithstanding any other provisions of this Agreement, any Stockholder who ceases to be an employee by reason of Disability, or, in the event of the death of a Stockholder, the estate of such deceased Stockholder shall have the right from and after the date such Stockholder ceases to be an employee or the date of death, as the case may be, to make Dispositions of Common Shares free from the provisions of this Agreement.

                  Section 2.4. Disposition of Common Shares by Gift or Charitable Donation. Notwithstanding any other provisions of this Agreement, a Stockholder may make a Disposition of Common Shares of any amount at any time
(i) to a Family Member or a Family Affiliate who agrees in writing to be bound by all the terms of this Agreement as though such person or entity were a Stockholder; or (ii) to any Charitable Organization.

                  For purposes of this Section 2.4, the following words shall have the following meanings:

                  (a) The term "Family Member" shall mean, with respect to a Stockholder, the spouse and each parent, child (including an adopted child), grandchild, sibling, niece and nephew of such Stockholder.

                  (b) The term "Family Affiliate" shall mean, with respect to a Stockholder, each trust, corporation, limited liability company, partnership or other entity for the benefit of or controlled solely by, either directly or indirectly, such Stockholder or his spouse and one or more Family Members, provided that if any trust, corporation, limited liability company or partnership shall cease to be so controlled, it shall cease to be a Family Affiliate for all purposes of this Agreement.


                  Section 2.5. Pledge Transactions.

                  (a) Common Shares which are not permitted to be the subject of a Disposition under any other provision of this Agreement may be pledged by a Stockholder to secure a bona fide full recourse loan for value.

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                  (b) Any Common Shares pledged by a Stockholder pursuant to
         Section 2.5(a) hereof shall be free from the provisions of this Article II so long as such Common Shares remain so pledged, but shall once again be subject to this Article II when released from the terms of such pledge; provided, however, that any such Common Shares so pledged which the pledgee may dispose of pursuant to a bona fide foreclosure proceeding shall be free from the provisions of this Agreement from and after the date of such disposition.

                  Section 2.6. Disposition of Common Shares with the Consent of Board of Directors. Notwithstanding any other provisions of this Agreement, a Stockholder may make a Disposition of Common Shares of any amount at any time with the prior written consent of the Board of Directors of the Company.

                  Section 2.7. Compliance with Law and Regulations. Each Stockholder agrees that any Disposition of Common Shares by such Stockholder shall be in compliance with any applicable constitution, rule or regulation of, or any applicable policy of, the National Association of Securities Dealers, Inc., any of the exchanges or associations or other institutions with which the Company or the Broker-Dealer Subsidiary has membership privileges or other privileges, and any applicable law, rule or regulation of the Commission or any other governmental agency having jurisdiction.

                  Section 2.8. Right of the Company to Repurchase Shares in Certain Instances.

                  (a) If a Stockholder (i) ceases to be an employee for any reason prior to the third anniversary of the Registration Date and (ii) within six months of the date such Stockholder so ceases to be an employee and on or prior to the third anniversary of the Effective Time engages in employment in competition with the Company (as defined in paragraph (g) hereof), the Company shall have the right, exercisable within 90 days after the Company has knowledge of the acceptance of such competitive employment (the "Option Period"), to repurchase any or all of the Common Shares owned by such Stockholder on the date such Stockholder so ceases to be an employee and not then permitted to be the subject of a Disposition.

                  (b) The purchase price (the "Purchase Price") of a Common Share repurchased by the Company from a Stockholder pursuant to this Section shall be an amount equal to the net book value of such Common Share so repurchased as of the Exercise Date, as determined by the Board of Directors in accordance with this Section 2.8(b). The net book value of a Common Share at any date of determination shall equal the net book value of such Common Share as derived from the most recent month-end financial statements of the Company prior to the date of determination, whether or not audited, and subject to equitable adjustment in the event of a merger, consolidation, recapitalization, spin-off, reorganization, stock split or similar event affecting the Common Shares.

                  (c) The determination of the purchase price of a Common Share repurchased pursuant to this Section shall be conclusive and binding upon any Stockholder whose Common Shares are so repurchased unless such Stockholder gives notice to the Company, not more then ten days subsequent to the date on which the Company has

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         given notice of such repurchase to the Stockholder, that the Company's determination of the purchase price of the Common Shares to be purchased is disputed on the basis of computational error. In the event of such notification by a Stockholder, such purchase price shall be determined (as of the same date as the disputed determination) by a firm of independent public accountants selected by the Board of Directors of the Company (which may be the firm which regularly examines the statement of financial condition of the Company) which firm shall follow the definitions set forth in this Section; provided, however, that in computing such net book value the independent public accountants shall be bound by the determinations of the Board of Directors as to the value of any assets or the amounts of any liabilities which, in the opinion of the Board of Directors, are not readily ascertainable; and the determination of such Purchase Price by such independent public accountants shall be conclusive and binding upon the Company and such Stockholder. The expense of any such determination by such accountants shall be shared equally by such objecting Stockholder and the Company.

                  (d) The Company shall exercise any right arising pursuant to this Section to repurchase any Common Shares as follows:

                           (i) The Company shall give notice to the holder of
                  Common Shares subject to such right of repurchase not later than the close of business on the last business day of the Option Period, advising of the election to exercise such right, stating the number of Common Shares to be so repurchased, the purchase price of such Common Shares and the date upon which payment of the consideration for such Common Shares will be made, which date shall be not later than 30 days from the last business day of the Option Period, subject to receipt of any required regulatory approvals. The holder of the Common Shares being so repurchased shall deliver the certificates representing such Common Shares, properly endorsed for transfer, to the Company at the principal place of business of the Company on the payment date specified in such notice, against payment therefor.

                           (ii) In the event that there shall be a dispute as to
                  the Purchase Price of Common Shares being purchased pursuant to this Section and a determination thereof is to be made by a firm of independent public accountants pursuant to Section 2.8(c), such payment date shall be postponed until such determination has been made and the Company has given notice to the holder of such Common Shares of such determination and of the date upon which the payment of the consideration for such Common Shares is to be made, which notice shall be given not more than ten days after such determination has been made and shall specify a payment date not less than five and not more than ten days after such notice is given, subject to receipt of any required regulatory approvals.

                  (e) The Purchase Price may be paid, at the election of the Board of Directors, in cash, evidence of indebtedness of the Company or partly in cash and partly in evidence of indebtedness of the Company. The terms of the evidence of indebtedness which may be paid for Common Shares pursuant to this Section shall be established by the Board of Directors in its sole discretion and (i) may be subordinated to general creditors of the obligor (and may be junior to, or on a parity with, any other indebtedness of the obligor

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         which is subordinated to general creditors of the obligor), (ii) shall bear interest at the rate per annum determined by the Board of Directors to be equal to the yield at January 2 of the year of issue upon five year notes issued by the United States Treasury plus 1 1/2%,
         (iii) shall mature in not less than 5 nor more than 10 equal annual installments, (iv) may be prepayable in whole or in part at the option of the obligor, (v) shall become due and payable in full in case of the death of the holder thereof, and (vi) shall be evidenced by non-transferable certificates and shall comply with any applicable provisions then in effect of any agreement entered into by the Company and of any constitution, rule or regulation of, or any policy of, any of the exchanges or associations or other institutions with which the Company or the Broker-Dealer Subsidiary has membership privileges or other privileges, and any applicable rule or regulation of the Commission or any other governmental agency having jurisdiction.

                  (f) For purposes of this Section 2.8, the following words and phrases shall have the following meanings:

                           (i) The term "Exercise Date" shall mean the date on
                  which the Company gives notice of the particular exercise of the Company's right to repurchase Shares pursuant to this
                  Section 2.8.

                           (ii) The term "Return on Equity" for any quarter
                  shall mean the amount determined by dividing Net Profit After Taxes of the Company by Total Stockholders' Equity of the Company for such quarter.

                           (iii) The term "Net Profit After Taxes" for any
                  quarter shall mean consolidated net profit after taxes of the Company after the payment of all dividends on Common Stock as set forth in the unaudited or, if available, audited consolidated statement of income of the Company for such quarter prepared in accordance with generally accepted accounting principles.

                           (iv) The term "Total Stockholders' Equity" for any
                  quarter shall mean total stockholders' equity of the Company and its consolidated subsidiaries as set forth in the unaudited or, if available, audited consolidated balance sheet of the Company as of the end of the quarter immediately preceding such quarter prepared in accordance with generally accepted accounting principles.

                  (g) For purposes of this Section 2.8, a Stockholder shall be deemed to be engaged in employment in competition with the Company if such Stockholder directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, firm, entity or corporation other than the Company or successor corporation or one of its Subsidiaries:

                           (i) solicits any business of the type engaged in by
                  the Company or its Subsidiaries from any clients, customers, former clients or customers, or prospects of the Company or its Subsidiaries who were solicited directly by such Stockholder when such Stockholder was an employee of the Company or any of its Subsidiaries or where any such Stockholder supervised, directly or indirectly, in whole or in part, the solicitation activities related to any such persons when

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                  such Stockholder was an employee of the Company or any of its
                  Subsidiaries;

                           (ii) solicits any business of the type engaged in by
                  the Company or its Subsidiaries from any person whatsoever if such solicitation involves a product of the Company which the Board of Directors deems, in its reasonable judgment, to be proprietary to the Company and otherwise non-public;

                           (iii) induces or solicits any employee of the Company
                  or its Subsidiaries to terminate his employment; or

                           (iv) engages in any business within a 90 mile radius
                  of the metropolitan area in which such Stockholder conducted substantial business for the twelve month period preceding the date such employee ceased to be an employee with the Company or any of its Subsidiaries which is in substantial competition with any substantial business conducted in such area, at the time such engagement is commenced, by the Company or its Subsidiaries and in respect of which such Stockholder had substantial responsibilities during the term of his employment by the Company or its Subsidiaries (a "Prohibited Activity"); provided, however, that this Agreement shall not be construed as preventing such Stockholder from investing his personal assets, or acquiring or holding any issue of stock or securities, in businesses which engage in Prohibited Activities, provided that such Stockholder does not participate in the operations of any such business.

                  (h) Each Stockholder, who ceases to be an employee and, on or prior to the third anniversary of the Effective Time, engages in employment elsewhere or undertakes self-employment, agrees to give the Company 30 days' prior notice of the acceptance or undertaking of such other employment.

                  (i) If a Stockholder whose Common Shares are subject to the repurchase provisions of this Section has, prior to the exercise by the Company of its right of repurchase, made Dispositions (other than pledges pursuant to Section 2.5 hereof) of Common Shares owned by such Stockholder on the date such Stockholder ceases to be an employee, other than as permitted to be the subject of a Disposition (provided that the right to pledge Common Shares pursuant to Section 2.5 shall not be deemed to be a permitted Disposition for purposes of this Section) under this Agreement on such date of cessation of employment, such Stockholder shall be liable to the Company, as liquidated damages and not as a penalty, for an amount equal to the number of Common Shares which have been subject to such Dispositions multiplied by the excess, if any, of the fair market value of a share of Common Stock (which, if the Common Stock is listed or quoted on a securities exchange or The Nasdaq Stock Market, shall be the most recent closing price on such exchange or the average of the most recent high and low bid price, and, if the Common Stock is not so listed or quoted, shall be the fair market value of a Common Share as determined by the Board of Directors) on the date of exercise by the Company of its right of repurchase pursuant to this Section 2.8 over the amount such Stockholder would receive per Common Share from the Company upon the repurchase of such Common Shares if such Common Shares were subject to such repurchase (such

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         excess per Common Share, the "Net Amount"). To the extent such
         Stockholder has made pledges of Common Shares pursuant to Section 2.5, which pledges remain in effect as of the Exercise Date, such Stockholder shall either (i) deliver to the Company at the closing of the purchase contemplated by this Section such Common Shares, in which case the Stockholder shall receive the Purchase Price in respect of such Common Shares, or (ii) notify the Company, at least five business days prior to the closing, that such Stockholder is unable to cause the release of such pledge and that such Stockholder shall therefore deliver to the Company, as liquidated damages and not as a penalty, the amount equal to the number of Common Shares subject to such pledge arrangements times the Net Amount.

                  (j) The parties agree that the release of the restrictions on the price at which shares of capital stock of the Broker-Dealer Subsidiary may be sold contained in the Current Stockholders Agreement is occurring in connection with the IPO and is not intended to be compensatory. Neither the Company nor the Broker-Dealer Subsidiary shall treat such release as compensatory and neither shall take a deduction with respect thereto. On or before February 28, 2000, the Company and the Broker-Dealer Subsidiary shall furnish each Stockholder with the statement required by Treasury Regulation Section 1.83-5(b)(2). The parties further agree that the provisions of this
         Section 2.8 do not create a "substantial risk of forfeiture" within the meaning of Section 83(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulation Section 1.83-3(c). Accordingly, the Company will not claim any deduction in connection with the lapse of restrictions contained in this Agreement, except with respect to a Stockholder (if any) as to whom there has been a "determination" (as defined in Section 1313(a) of the Code) that the provisions contained in this Section 2.8 create a substantial risk of forfeiture.

                  Section 2.9. Legend on Certificates; Entry of Stop Transfer Orders.

                  (a) Each Stockholder agrees that each outstanding certificate representing any Common Shares which are subject to this Agreement shall bear an endorsement noted conspicuously on each such certificate reading substantially as follows:

         "The securities represented by this certificate were issued without registration under the Securities Act of 1933. No transfer of such securities may be made without an opinion of counsel, satisfactory to the Company, that such transfer may properly be made without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer.

         The securities represented by this certificate are subject to the provisions of an agreement dated as of ________ , 1999 among the Company and certain persons named in Schedule A to such agreement, a copy of which is on file at the principal executive office of the Company, and such securities may be sold, assigned, pledged or otherwise transferred only in accordance with such agreement."

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                  (b) Each Stockholder agrees to the entry of stop transfer
         orders against the transfer of legended certificates representing Common Shares except in compliance with this Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Section 3.1. Each Stockholder severally represents and warrants for himself to the Company and to each other Stockholder that:

                  (a) On the Effective Time, such Stockholder has good and marketable title to the Common Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement or pursuant to the Current Stockholders Agreement;

                  (b) This Agreement has been duly authorized, executed and delivered by such Stockholder or by his attorney-in-fact on behalf of such Stockholder and constitutes a valid and binding obligation of such Stockholder;

                  (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach by such Stockholder of, or constitute a default by such Stockholder under, any agreement or instrument to which such Stockholder is a party or by which such Stockholder or his property may be bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Stockholder or his property; and

                  (d) Such Stockholder has acquired his Common Shares for his own account and not with a view to the sale or distribution thereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1. Term of the Agreement; Termination of Current Stockholders Agreement.

                  (a) Except as provided in Section 4.4 and this Section, the term of this Agreement shall continue with respect to any Stockholder party hereto, until such time as such party no longer has any rights or obligations hereunder, and, with respect to the Company, until such time as there is no longer any Stockholder who continues to be a party hereto.

                  (b) Unless this Agreement is earlier terminated pursuant to this Section 4.1 hereof, a signatory to this Agreement shall be bound by its terms until all Common Shares owned by such signatory are free of the provisions of Article II of this Agreement. This Agreement may be terminated prior to the time specified in Section 4.1(a) by written agreement of the Company and the holders of a majority of the Common Shares then subject to this Agreement.

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                  (c) This Agreement shall be effective as of the Effective
         Time, and as of such time the Current Stockholders Agreement shall be terminated and be of no further force and effect. In the event that the IPO is not consummated prior to May 31, 1999, the Board of Directors of the Company in its discretion may terminate this Agreement in full.


                  Section 4.2. Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.


                  Section 4.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.


                  Section 4.4. Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; provided, however, that a Stockholder may not assign this Agreement or any of his rights hereunder without the consent of the Company and any assignment without such consent by a Stockholder shall be void. Each Stockholder shall use his best efforts to cause each Family Affiliate and Family Member of such Stockholder to comply with the terms and provisions of this Agreement, which obligations shall be in addition to the conditions of any permitted Disposition to such entities provided in Section 2.4 hereof.


                  Section 4.5. Further Assurances. Each Stockholder agrees to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Agreement.


                  Section 4.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


                  Section 4.7. Amendments; Waivers.

                  (a) This Agreement may not be amended, modified, revoked or changed unless such modification is approved by the Company and Stockholders representing a majority of the Common Shares then bound hereby.

                  (b) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.


                  Section 4.8. Submission to Jurisdiction; Waiver of Immunity. Each Stockholder for itself and its successors and assigns, hereby irrevocably
(a) agrees that any legal or equitable action, suit or proceeding against such Stockholder arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing may be instituted in any state or federal court in the State of Delaware, (b) submits itself to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Delaware for purposes of any such action, suit or proceeding, (c) waives any objection, and agrees not to assert as a defense in any such action, suit or proceeding, that (i) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts, (ii) the venue thereof may not be appropriate and (ii) the internal laws of the State of Delaware do not govern the validity, interpretation or effect of this Agreement, (d) waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court in the State of Delaware, and (e) waives any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.


                  Section 4.9. Specific Performance. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to the Company or the Stockholders if any party hereto fails to comply with the provisions of this Agreement and each party hereto agrees that in the event of any such failure, neither the Company nor any Stockholder will have an adequate remedy at law. Therefore, the Company and each Stockholder, in addition to all of the other remedies which may be available at law or in equity, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of this Agreement and to obtain injunctive relief against any violation thereof or otherwise.


                  Section 4.10. Notices. All notices to be given by any party hereunder shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail or overnight courier, telexed or telecommunicated, sent by telegram, or delivered to a Stockholder at such Stockholder's address as reflected in the books and records of the Company or otherwise to such Stockholder at his principal place of employment with the Company, or in the case of the Company, to it at the following address:

                           KBW, Inc.
                           Two World Trade Center, 85th Floor
                           New York, New York  10048
                           Attention:  General Counsel

The parties may change their respective addresses for purposes of notices hereunder by giving notice of such change to all other parties in the manner provided in this Section.

                  Section 4.11. Gender. For the purposes of this Agreement, the words "he", "his" or "himself" shall be interpreted to include the masculine, feminine and corporate or trust form.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                              KBW, INC.


                                              By_________________________

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                                   SCHEDULE A


                                  STOCKHOLDERS




Name of Stockholder                                        Signature
-------------------                                        ---------